Exhibit 32.1

CERTIFICATION OF
CHIEF EXECUTIVE OFFICER
OF ANTERO MIDSTREAM CORPORATION
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with this Annual Report on Form 10-K of Antero Midstream Corporation for the year ended December 31, 2021, I, Paul M. Rady, President and Chief Executive Officer of Antero Midstream Corporation, hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

1.	This Annual Report on Form 10-K for the year ended December 31, 2021 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.

The information contained in this Annual Report on Form 10-K for the year ended December 31, 2021 fairly presents, in all material respects, the financial condition and results of operations of Antero Midstream Corporation for the periods presented therein.

Date: February 16, 2022

/s/ Paul M. Rady
Paul M. Rady
President and Chief Executive Officer